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EXHIBIT 10.1
                                                                    NEWS RELEASE



GENTA AND MOLECULAR BIOSYSTEMS ANNOUNCE LICENSING DEAL FOR KEY ANTISENSE TECHNOLOGY

LEXINGTON, Mass., June 5 /PRNewswire/ -- Genta Incorporated (Nasdaq:
GNTA - NEWS) and Molecular Biosystems Inc., (MBI) San Diego, CA (OTC Bulletin
Board: MBIO - NEWS) announced the licensing of a broad portfolio of patents and technology that relate to antisense for therapeutic and diagnostic applications. The agreement includes grants of both exclusive and non-exclusive rights to Genta from MBI on a royalty-free basis in return for cash and shares of Genta common stock.

The patent and technology portfolio relates to work conducted by MBI scientists, which spans almost two decades of research. Fundamental claims in the key foreign and domestic patents are very broad and relate to methods, compositions, and processes for in vitro and in vivo inhibition of protein synthesis by antisense oligonucleotides, some of which are covered in U.S. patent number 5,919,619 (issued 7/6/99) and 5,023,243 (issued 7/11/91), respectively. Patent
5,919,619 covers the use of oligonucleotides in the down-regulation of any gene in cells in vitro. Both patents have very early priority in the field of antisense technology and derive from a parent application filed in 1981.

"As a world leader in applications of antisense in oncology, Genta already has an extremely strong intellectual property position," commented Dr. Raymond P. Warrell, Jr., Genta's President and CEO. "The issued claims in this patent portfolio are exceptionally broad and enabling for most clinical uses, as well as many diagnostic applications. Having obtained an exclusive right to grant unrestricted sublicenses to these patents, we are interested in rapidly expanding antisense technology to other companies that are working in this area." Mr. Bobba Venkatadri, President and Chief Executive Officer of Molecular Biosystems, Inc., stated: "MBI has formally committed to a different research and development path. Accordingly, we sought to monetize the assets covered by this agreement on behalf of our shareholders. We are greatly pleased that this technology can be developed by our partner in this agreement."

Genta Incorporated is a biopharmaceutical company with a product portfolio focused on anticancer therapy, including its Anticode-TM- (antisense) platform technology, as well as other important anticancer drugs. The Company's lead compound, Genasense-TM-, is designed to reduce levels of Bcl-2, a protein that contributes to resistance of cancer cells to current forms of cancer treatment. Treatment with Genasense may markedly improve the effectiveness of standard anticancer therapies. Genasense, which has received "Fast Track" designation from the Food and Drug Administration for treatment of advanced melanoma in combination with dacarbazine, has recently entered Phase 3 trials in patients with advanced melanoma. Genta aims to become a direct marketer of its pharmaceutical products in the United States. For more detailed information about Genta, please visit their website at http://www.genta.com.


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MBI is a world leader in developing contrast agents for diagnostic imaging. Its innovative product, OPTISON, enables improved diagnosis of heart disease through clearer ultrasound images.

The statements contained in this press release that are not historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the expectations, beliefs, intentions or strategies regarding the future. Without limiting the foregoing, the words "anticipates," "believes," "expects," "intends," "may" and "plans" and similar expressions are intended to identify forward-looking statements. The companies intend that all forward-looking statements be subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the companies' views as of the date they are made with respect to future events, but are subject to many risks and uncertainties, which could cause the actual results to differ materially from any future results expressed or implied by such forward-looking statements. Examples of such risks and uncertainties also include, but are not limited to, the inability to grant or enforce patent rights or to obtain rights, patents, and technologies under the agreement. The companies do not undertake to update forward-looking statements. Although both companies believe that the forward-looking statements contained herein are reasonable, neither company provides assurance that these expectations are correct. All forward-looking statements are expressly qualified in their entirety by this cautionary statement and other factors detailed in the companies' reports filed with the Securities and Exchange Commission.


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